EXHIBIT 23.3
                                                                   ------------


             [LETTERHEAD OF MCDANIEL & ASSOCIATES CONSULTANTS LTD.]



May 1, 2007

NEXEN INC.
801 - 7th Avenue S.W.
Calgary, Alberta
T2P 3P7

CONSENT OF INDEPENDENT RESERVES EVALUATOR AND/OR AUDITOR

RE:      REGISTRATION STATEMENT ON FORM F-10 (FILE NO. 333-125019)
         (THE "REGISTRATION STATEMENT") OF NEXEN, INC. (THE "CORPORATION")

We refer to the Registration Statement filed by the Corporation under the Securities Act of 1933, as amended. We are a firm of independent petroleum consultants of Calgary, Alberta having prepared reports for the Corporation evaluating the Corporation's reserves as at December 31, 2006, as described in the Revised Annual Information Form ("AIF") of the Corporation dated April 2, 2007.

We hereby consent to the use of and reference to our name under the heading "Experts" in the Registration Statement and to all other references to our firm and the inclusion of information derived from our reports in: (i) the AIF, which is incorporated by reference in the Registration Statement; (ii) the annual report of the Corporation on Form 10-K as filed with the U.S. Securities and Exchange Commission (the "SEC") on February 26, 2007 as amended by the amended annual report of the Corporation on Form 10-K as filed with the SEC on April 2, 2007 (as amended, the "Form 10-K"); and (iii) the Registration Statement.

Sincerely,

MCDANIEL & ASSOCIATES CONSULTANTS LTD.


/s/  P. A. Welch
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P. A. Welch, P. Eng.
President & Managing Director

Calgary, Alberta
May 1, 2007